Exhibit 99.1

Discover Financial Services Announces Early Results of Exchange Offers

RIVERWOODS, Ill., April 23, 2012 (BUSINESS WIRE) — Discover Financial Services (the “Company”) (NYSE: DFS – News) announced today the early results of its private offers to exchange certain of its outstanding notes (collectively, the “Old Notes”) for new Senior Notes due 2022 (the “New Notes”) and cash (the “Exchange Offers”).

Based on information provided by D.F. King & Co., Inc., the exchange agent for the Exchange Offers, the aggregate principal amount of Old Notes validly tendered for exchange and not validly withdrawn as of 5:00 p.m., New York City time, on April 20, 2012 (the “Early Participation Date”), exceeded the amount required for the issuance of at least $250 million aggregate principal amount of New Notes in accordance with the terms of the Exchange Offers.

In accordance with the terms and conditions of the Exchange Offers, the Company will accept $307,527,000 aggregate principal amount of the 10.250% Senior Notes due 2019 (the “10.250% Notes”) that were tendered for exchange at or prior to the Early Participation Date. The Company expects to deliver New Notes and cash in exchange for such accepted 10.250% Notes on April 27, 2012. Since more than $250 million aggregate principal amount of New Notes will be issued in exchange for 10.250% Notes, none of the 6.450% Senior Notes due 2017 will be accepted in the Exchange Offers.

The following table indicates, among other things, the principal amount of 10.250% Notes validly tendered as of the Early Participation Date and the principal amount of 10.250% Notes to be accepted for exchange as of the Early Participation Date:

CUSIP Number	Title of Security	Principal Amount Outstanding	Maximum Acceptance Limit	Principal Amount Tendered as of Early Participation Date	Principal Amount Accepted as of Early Participation Date
254709AE8	10.250% Notes	$400,000,000	N/A	$307,527,000	$307,527,000

The Exchange Offers will expire at 11:59 p.m., New York City time, on May 4, 2012, unless extended or earlier terminated by the Company. In accordance with the terms of the Exchange Offers, tendered Old Notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law.

The Exchange Offers are being conducted by the Company upon the terms and subject to the conditions set forth in a confidential offering memorandum, dated April 9, 2012, and related letter of transmittal. The Exchange Offers are only extended, and copies of the offering documents will only be made available, to a holder of Old Notes that has certified its status as (1) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”) or (2) (A) a person who is not a “U.S. person” as defined in Regulation S under the Securities Act and (B) if resident and/or located in any Member State of the European Economic Area which has implemented provisions of the Directive 2003/71/EC (as amended, including pursuant to Directive 2010/73/EU, the “Prospectus Directive”), a qualified investor as defined in Article 2.1(e) of the Prospectus Directive (each, an “Eligible Holder”).

The New Notes will not be registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The Company will enter into a registration rights agreement with respect to the New Notes.

Documents relating to the Exchange Offers will only be distributed to holders of the Old Notes that complete and return a letter of eligibility confirming that they are Eligible Holders. Holders of the Old Notes that desire a copy of the eligibility letter may contact D.F. King & Co., Inc., the information agent for the Exchange Offers, by calling toll-free (800) 848-3416 or at (212) 269-5550 (banks and brokerage firms).

This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offers are being made solely by the confidential offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Contacts:

Investors:

William Franklin, 224-405-1902

williamfranklin@discover.com

Media:

Jon Drummond, 224-405-1888

jondrummond@discover.com

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, the Company’s forward-looking statements. Words such as “expects,” “anticipates,” believes,” “estimates” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement.

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